Press Release
Media contact:	Investor Contact:
Michael Jacobsen, APR	Maynard Um
+1 330 490-4498	investorrelations@dieboldnixdorf.com
michael.jacobsen@dieboldnixdorf.com
FOR IMMEDIATE RELEASE:
July 29, 2026

Diebold Nixdorf Reports Second Quarter Financial Results; Company Grew Revenue, Adjusted EBITDA and Adjusted EPS
•Revenue grew more than 1% and order entry increased 3% YoY
•Net income grew 28% YoY, with net income margin expanding 30 bps YoY
•Adjusted EBITDA grew 8% YoY, and adjusted EBITDA margin expanded by 80 bps YoY
•Earnings per share grew 33% on a GAAP basis YoY, and grew 17% on a non-GAAP basis YoY
•Company reaffirms 2026 outlook

NORTH CANTON, Ohio - Diebold Nixdorf (NYSE: DBD), a world leader in transforming the way people bank and shop, today reported its 2026 second quarter financial results.

Second Quarter Financial Highlights
•Q2 '26 financial performance positions the company to achieve full-year objectives
◦Revenue (GAAP) of $930.8 million; revenue (non-GAAP) of $927.6 million
◦Net cash provided by (used in) operating activities (GAAP) of $(13.6) million; free cash flow (use), excluding discrete tax payments (non-GAAP) of $(11.0) million, driven by inventory to support increased demand
◦Net income (GAAP) of $16.2 million; adjusted EBITDA (non-GAAP) of $120.6 million
◦EPS of $0.44 (GAAP), increasing from $0.33 in the prior year; or $1.10 per share on an adjusted basis (non-GAAP), increasing from $0.94 in the prior year
•Repurchased common shares for approximately $60 million in the second quarter, with approximately $57 million remaining under the company's $200 million share repurchase program
•
Management Commentary
Octavio Marquez, Diebold Nixdorf president and chief executive officer, said: “We demonstrated the multiple avenues we have to drive performance across the business during the quarter. Our broad solutions portfolio helped us capture additional opportunities in Retail, grow our total backlog sequentially and position us to deliver in the second half of the year. Also, we saw meaningful traction in our strategic growth initiatives across both Banking and Retail, while maintaining consistent execution and cost discipline across our core operations. This combination reinforces confidence in our full-year financial outlook and our ability to deliver long-term shareholder value.”

Key Second Quarter Business Highlights
•Retail revenue grew more than 20% year-over-year for the second consecutive quarter, with double-digit increases across all geographies and point-of-sale unit sales growing nearly 170% YoY in Europe
•In Banking, backlog grew sequentially in the quarter, providing strong order visibility to the second half of 2026 supporting our full-year outlook for the business
•Shipped a record number of teller cash recyclers in the quarter, won major Branch Automation Solutions, cash management and service contracts
•Live with Vynamic® Transaction Middleware in some of the largest financial institutions in North America, processing millions of transactions daily
•VyStar Credit Union selected Diebold Nixdorf's Branch Automation Solutions to optimize its self-service network of over 200 advanced ATMs
•Won new business with a large fashion retailer in U.S. and Canada for RFID self-checkout deployment of hardware and software
•Signed Vynamic® Smart Vision AI deployment contracts for 1,400 new lanes across two large European grocers, representing largest new deployments to date

Reaffirming Full-Year 2026 Financial Outlook

Current Guidance
Total Revenue	$3.86B - $3.94B
Adjusted EBITDA[1,2]	$510M - $535M
Free Cash Flow[1,2,3]	$255M - $270M
Adjusted Earnings Per Share[1,2]	$5.25 - $5.75

1 - See Note 1 below for Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sale of assets, net, and impairment of assets, and Note 2 for adjusted EBITDA and adjusted net income (loss).

2 - With respect to the company’s adjusted EBITDA, free cash flow and adjusted earnings per share outlook for 2026, it is not providing reconciliations to the most directly comparable GAAP financial measures because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude future restructuring and refinancing actions and net non-routine items. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, operating profit and net income calculated and presented in accordance with GAAP.

3 - During Q2 2026, the Company timely filed its German corporate income tax return for the 2024 tax year. Due to increased profitability in our German legal entities, the Company’s remaining net operating loss carryforward was utilized on the 2024 return, and the Company paid its resulting 2024 discrete German tax liability during Q2 2026. As a result, the Company is now expected to be a cash taxpayer in Germany going forward, and it will be required to remit additional discrete German estimated tax payments during Q3 2026 and Q4 2026 for the 2024 and 2025 tax years. Consequently, the Company will be paying German cash tax attributable to three separate tax years (2024, 2025, and 2026) during 2026. Cash taxes paid during 2026 attributable to 2024 and 2025, estimated to total approximately $50 million, are and will be excluded from Free Cash Flow to better reflect underlying operating cash generation.

Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on its Investor Relations website. Octavio Marquez, president and chief executive officer, and Tom Timko, executive vice president and chief financial officer, will discuss the company's financial performance during a conference call today, July 29, at 8:30 a.m. ET. The call and webcast are available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the website after the call.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE: DBD) automates, digitizes and transforms the way people bank and shop. As a leading global technology and services partner to many of the world’s top financial institutions and retailers, our integrated solutions connect digital and physical channels for consumers conveniently, securely and efficiently. The company has a presence in more than 100 countries with approximately 20,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

LinkedIn: www.linkedin.com/company/diebold
X: https://x.com/DieboldNixdorf
Facebook: www.facebook.com/DieboldNixdorf
YouTube: www.youtube.com/dieboldnixdorf

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial information presented in accordance with GAAP, the Company considers certain financial measures that are not prepared in accordance with GAAP, including Non-GAAP results, Non-GAAP operating profit margin, adjusted diluted earnings per share, free cash flow (use), net debt, EBITDA, and adjusted EBITDA. The Company uses these Non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the Company uses these Non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The Company also believes providing these Non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The Company also believes these Non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its Non-GAAP financial measures are specific to the Company and the Non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditure and working capital requirements. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business operations that, after the purchase of property and equipment, capitalized software development and other discrete items as determined by management, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet, paying dividends, and repurchasing our common shares. For more information, please refer to the section, "Notes for Non-GAAP Measures."

Forward-Looking Statements

This press release may contain statements that are not historical information and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements include, but are not limited to, projections, statements regarding the Company's expected future performance (including expected results of operations), future financial condition, anticipated operating results, strategy plans, future liquidity and financial position.

Statements can generally be identified as forward looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “will,” “estimates,” “potential,” “target,” “predict,” “project,” “seek,” and variations thereof or “could,” “should” or words of similar meaning. Statements that describe the Company's future plans, objectives or goals are also forward-looking statements, which reflect the current views of the Company with respect to future events and are subject to assumptions, risks and uncertainties that could cause actual results to differ materially. Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and key performance indicators that impact the Company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

The factors that may affect our results include, among others:
•the success of new products and services, including Branch Automation Solutions for banking, cash recycling technology and Vynamic Smart Vision technology;
•ability to successfully execute on our digitally enabled hardware, services and software strategy;
•ability to generate sufficient cash flows to service our indebtedness, fund our operations, make adequate capital investments and return capital to stockholders, including through discretionary share repurchases;
•the ultimate benefits of continuous improvement programs and other cost savings plans;
•the impact of competitive pressures, including pricing and the introduction of new products and services by our competitors, as well as from less traditional competitors;
•risks related to our international operations, including geopolitical instability and wars;
•developments from recent and potential changes to trade policies by the U.S. or other countries, including tariffs;

•the impact of the proliferation of payment options other than cash, which could result in a reduced need for cash in the marketplace and a resulting decline in the usage of ATMs;
•the impact of general economic conditions, cyclicality and uncertainty;
•the impact of increased energy, raw material and labor costs;
•the impact of a cybersecurity incident or operational failure on our business;
•risks related to increasingly stringent laws, regulations and contractual obligations relating to privacy, data protection and information security;
•challenges associated with the use of artificial intelligence in our business and in solutions offered to our customers;
•reliance on suppliers, subcontractors and availability of raw materials and other components;
•reliance on third parties, including to provide security systems and systems integration as well as outsourced business processes and other financial services;
•ability to attract, retain and motivate key employees;
•the impact of additional tax expense or exposures;
•the potential for additional pension liability or expense associated with low investment performance by our pension plan assets;
•success in executing potential acquisitions, investments or partnerships and divestitures;
•the impact of market and economic conditions, including the bankruptcies, restructuring or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;
•changes in political, economic or other factors such as currency exchange rates, inflation rates (including the impact of possible currency devaluations in countries experiencing high inflation rates), recessionary or expansive trends, disruption in energy supply, taxes and regulations and laws affecting the worldwide business in each of our operations;
•ability to maintain effective internal controls;
•the impact of regulatory and financial risks related to climate change;
•the impact of work stoppages or similar difficulties;
•the impact of an adverse determination that our services, products or manufacturing processes infringe the intellectual property rights of others, or our failure to enforce its intellectual property rights;
•exposure to liabilities under the Foreign Corrupt Practices Act (FCPA) or other worldwide anti-bribery laws;
•the effect of changes in law and regulations or the manner of enforcement in the United States and internationally and our ability to comply with applicable laws and regulations;
•the amount and timing of any repurchases of our common shares; and
•other factors included in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2025.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements.

Summary Financial Results (Unaudited)

	Three months ended			Six months ended
($ in millions)	June 30, 2026	June 30, 2025	% Change	June 30, 2026	June 30, 2025	% Change
Net cash provided (used) by operating activities	$(13.6)	$30.0	(145.3)	$18.1	$45.8	(60.5)
Capital expenditures	(7.8)	(8.0)	2.5	(13.4)	(15.9)	15.7
Capitalized software development	(7.5)	(9.4)	20.2	(12.9)	(11.1)	(16.2)
Free cash flow (use) (Non-GAAP measure)	(28.9)	12.6	(329.4)	(8.2)	18.8	(143.6)
Discrete tax payments[1]	17.9	—	N/M	17.9	—	N/M
Free cash flow (use), excluding discrete tax payments (Non-GAAP measure)	$(11.0)	$12.6	(187.3)	$9.7	$18.8	(48.4)
1 - During Q2 2026, the Company timely filed its German corporate income tax return for the 2024 tax year. Due to increased profitability in our German legal entities, the Company’s remaining net operating loss carryforward was utilized on the 2024 return, and the Company paid its resulting 2024 discrete German tax liability during Q2 2026. As a result, the Company is now expected to be a cash taxpayer in Germany going forward, and it will be required to remit additional discrete German estimated tax payments during Q3 2026 and Q4 2026 for the 2024 and 2025 tax years. Consequently, the Company will be paying German cash tax attributable to three separate tax years (2024, 2025, and 2026) during 2026. Cash taxes paid during 2026 attributable to 2024 and 2025, estimated to total approximately $50 million, are and will be excluded from Free Cash Flow to better reflect underlying operating cash generation.

Net income Summary - Unaudited
	Three months ended
	June 30, 2026		June 30, 2025		% Change
($ in millions)	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP		Non-GAAP
Services	$552.4	$549.2	$542.6	$542.6	1.8		1.2
Products	378.4	378.4	372.6	372.6	1.6		1.6
Total net sales	$930.8	$927.6	$915.2	$915.2	1.7		1.4

Services	$130.2	$136.6	$130.6	$138.4	(0.3)		(1.3)
Products	109.4	108.7	103.4	104.3	5.8		4.2
Total gross profit	$239.6	$245.3	$234.0	$242.7	2.4		1.1

Services	23.6%	24.9%	24.1%	25.5%	(50)	bps	(60)	bps
Products	28.9%	28.7%	27.8%	28.0%	110	bps	70	bps
Total gross margin	25.7%	26.4%	25.6%	26.5%	10	bps	(10)	bps

Selling and administrative expense	$162.3	$142.4	$154.2	$147.1	5.3		(3.2)
Research, development and engineering expense	20.5	20.5	22.4	22.2	(8.5)		(7.7)
Other operating expenses (income)	(0.6)	0.1	1.2	0.3	N/M		(66.7)
Operating expenses, net	$182.2	$163.0	$177.8	$169.6	2.5		(3.9)

Operating profit	$57.4	$82.3	$56.2	$73.1	2.1		12.6
Operating margin	6.2%	8.9%	6.1%	8.0%	10	bps	90	bps

Net income attributable to Diebold Nixdorf	$15.5	$36.5	$12.2	$22.5	27.0		62.2
Net income margin	1.7%	3.9%	1.3%	2.5%	40	bps	140	bps

Adjusted EBITDA		$120.6		$111.2			8.5
Adjusted EBITDA margin		13.0%		12.2%

Net income Summary - Unaudited
	Six months ended
	June 30, 2026		June 30, 2025		% Change
($ in millions)	GAAP	Non-GAAP[2]	GAAP	Non-GAAP[2]	GAAP		Non-GAAP
Services	$1,089.2	$1,082.5	$1,051.1	$1,051.1	3.6		3.0
Products	733.3	733.3	705.2	705.2	4.0		4.0
Total net sales	$1,822.5	$1,815.8	$1,756.3	$1,756.3	3.8		3.4

Services	$250.9	$268.9	$247.8	$266.1	1.3		1.1
Products	201.7	201.9	188.6	189.8	6.9		6.4
Total gross profit	$452.6	$470.8	$436.4	$455.9	3.7		3.3

Services	23.0%	24.8%	23.6%	25.3%	(60)	bps	(50)	bps
Products	27.5%	27.5%	26.7%	26.9%	80	bps	60	bps
Total gross margin	24.8%	25.9%	24.8%	26.0%	—	bps	(10)	bps

Selling and administrative expense	$319.5	$284.7	$306.0	$292.4	4.4		(2.6)
Research, development and engineering expense	42.6	42.6	45.1	42.5	(5.5)		0.2
Other operating expenses (income)	0.5	0.4	(0.5)	—	N/M		N/M
Operating expenses, net	$362.6	$327.7	$350.6	$334.9	3.4		(2.1)

Operating profit	$90.0	$143.1	$85.8	$121.0	4.9		18.3
Operating margin	4.9%	7.9%	4.9%	6.9%	—	bps	100	bps

Net income attributable to Diebold Nixdorf	$20.5	$57.6	$3.9	$25.0	N/M		N/M
Net income margin	1.1%	3.2%	0.2%	1.4%	90	bps	180	bps

Adjusted EBITDA		$219.7		$198.5			10.7
Adjusted EBITDA margin		12.1%		11.3%
[2] - See Note 1 below for GAAP to Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sales of assets, net, and impairment of assets.

Gross Margin by Segment - Unaudited
	Three months ended
	June 30, 2026				June 30, 2025
($ in millions)	Banking		Retail		Banking		Retail
	GAAP	Non-GAAP[3]	GAAP	Non-GAAP[3]	GAAP	Non-GAAP[3]	GAAP	Non-GAAP[3]
Services	$401.5	$398.3	$150.9	$150.9	$407.4	$407.4	$135.2	$135.2
Products	236.6	236.6	141.8	141.8	271.8	271.8	100.8	100.8
Total net sales	$638.1	$634.9	$292.7	$292.7	$679.2	$679.2	$236.0	$236.0

Services	$86.7	$94.1	$43.5	$42.5	$98.8	$103.4	$31.8	$35.0
Products	87.5	87.0	21.9	21.7	82.6	83.3	20.8	21.0
Total gross profit	$174.2	$181.1	$65.4	$64.2	$181.4	$186.7	$52.6	$56.0

Services	21.6%	23.6%	28.8%	28.2%	24.3%	25.4%	23.5%	25.9%
Products	37.0%	36.8%	15.4%	15.3%	30.4%	30.6%	20.6%	20.8%
Total gross margin	27.3%	28.5%	22.3%	21.9%	26.7%	27.5%	22.3%	23.7%

	Six months ended
	June 30, 2026				June 30, 2025
($ in millions)	Banking		Retail		Banking		Retail
	GAAP	Non-GAAP[3]	GAAP	Non-GAAP[3]	GAAP	Non-GAAP[3]	GAAP	Non-GAAP[3]
Services	$792.7	$786.0	$296.5	$296.5	$789.5	$789.5	$261.6	$261.6
Products	469.6	469.6	263.7	263.7	519.1	519.1	186.1	186.1
Total net sales	$1,262.3	$1,255.6	$560.2	$560.2	$1,308.6	$1,308.6	$447.7	$447.7

Services	$173.3	$186.2	$77.6	$82.7	$188.6	$196.8	$59.2	$69.3
Products	159.6	160.0	42.1	41.9	150.5	151.5	38.1	38.3
Total gross profit	$332.9	$346.2	$119.7	$124.6	$339.1	$348.3	$97.3	$107.6

Services	21.9%	23.7%	26.2%	27.9%	23.9%	24.9%	22.6%	26.5%
Products	34.0%	34.1%	16.0%	15.9%	29.0%	29.2%	20.5%	20.6%
Total gross margin	26.4%	27.6%	21.4%	22.2%	25.9%	26.6%	21.7%	24.0%

3 - See Note 1 under Notes for Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sale of assets, net, and impairment of assets and Note 2 for adjusted EBITDA and net income (loss).

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION - UNAUDITED
(in millions)

	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash, cash equivalents, and restricted cash	$282.4	$387.3
Short-term investments	—	29.1
Trade receivables, net of allowances	573.4	609.4
Inventories	595.9	521.0
Other current assets	260.1	240.0
Total current assets	1,711.8	1,786.8
Property, plant and equipment, net	306.4	286.0
Deferred income taxes	102.9	105.0
Goodwill	627.8	642.4
Customer relationships and other intangible assets, net	743.2	792.4
Other assets	244.5	241.8
Total assets	$3,736.6	$3,854.4

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$506.2	$431.1
Deferred revenue	300.3	325.8
Other current liabilities	544.3	614.6
Total current liabilities	1,350.8	1,371.5

Long-term debt	942.9	938.5
Other liabilities	466.4	439.6

Total Diebold Nixdorf shareholders' equity	969.2	1,099.9
Noncontrolling interests	7.3	4.9
Total equity	976.5	1,104.8
Total liabilities and equity	$3,736.6	$3,854.4

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
STATEMENT OF EARNINGS (LOSS) - UNAUDITED
(in millions, except per share amounts)

	Three months ended		Six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net sales
Services	$552.4	$542.6	$1,089.2	$1,051.1
Products	378.4	372.6	733.3	705.2
Total	930.8	915.2	1,822.5	1,756.3
Cost of sales
Services	422.2	412.0	838.3	803.3
Products	269.0	269.2	531.6	516.6
Total	691.2	681.2	1,369.9	1,319.9
Gross profit	239.6	234.0	452.6	436.4
Gross margin	25.7%	25.6%	24.8%	24.8%
Operating expenses
Selling and administrative expense	162.3	154.2	319.5	306.0
Research, development and engineering expense	20.5	22.4	42.6	45.1
Other operating expense (income)	(0.6)	1.2	0.5	(0.5)
Total	182.2	177.8	362.6	350.6
Percent of net sales	19.6%	19.4%	19.9%	20.0%
Operating profit	57.4	56.2	90.0	85.8
Operating margin	6.2%	6.1%	4.9%	4.9%
Other income (expense)
Interest income	2.1	2.5	5.0	4.0
Interest expense	(24.1)	(21.8)	(47.4)	(43.3)
Foreign exchange, net	(2.4)	(22.2)	(4.8)	(40.7)
Miscellaneous, net	3.3	2.5	5.9	4.0
Total other income (expense)	(21.1)	(39.0)	(41.3)	(76.0)
Income before taxes	36.3	17.2	48.7	9.8
Income tax expense	19.2	4.8	25.0	2.6
Equity in earnings (loss) of unconsolidated subsidiaries, net	(0.9)	0.3	(2.0)	(1.9)
Net income	16.2	12.7	21.7	5.3
Net income attributable to noncontrolling interests	0.7	0.5	1.2	1.4
Net income attributable to Diebold Nixdorf	$15.5	$12.2	$20.5	$3.9

Basic weighted-average shares outstanding	34.4	37.2	34.7	37.4
Diluted weighted-average shares outstanding	35.3	37.5	35.6	37.7

Net income attributable to Diebold Nixdorf
Basic earnings per share	$0.45	$0.33	$0.59	$0.10
Diluted earnings per share	$0.44	$0.33	$0.58	$0.10

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED (in millions)

	Six months ended
	June 30, 2026	June 30, 2025
Cash flow from operating activities
Net income	$21.7	$5.3
Adjustments to reconcile net income to cash flow provided (used) by operating activities:
Depreciation and amortization	62.2	65.1
Amortization of deferred financing costs into interest expense	3.3	3.1
Share-based compensation	7.4	6.3
Deferred income taxes	2.2	(8.8)
(Gain) loss on foreign currency translation	(1.7)	41.3
Other	1.5	0.1
Changes in certain assets and liabilities:
Trade receivables	26.8	33.4
Inventories	(82.8)	5.0
Accounts payable	85.0	(66.7)
Deferred revenue	(2.7)	1.6
Sales tax and net value added tax	(30.1)	(3.3)
Accrued salaries, wages and commissions	(32.0)	(20.5)
Income taxes	(30.6)	(17.1)
Certain other assets and liabilities	(12.1)	1.0
Net cash provided by operating activities	18.1	45.8
Cash flow from investing activities
Capital expenditures	(13.4)	(15.9)
Capitalized software development	(12.9)	(11.1)
Net short-term investment activity	28.8	(7.6)
Other investments	2.2	1.8
Net cash provided (used) by investing activities	4.7	(32.8)
Cash flow from financing activities
Dividends paid to noncontrolling interest shareholder	—	(2.0)
Treasury share activity	(121.0)	(39.7)
Other	(3.7)	(2.4)
Net cash used by financing activities	(124.7)	(44.1)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3.0)	15.0
Change in cash, cash equivalents and restricted cash	(104.9)	(16.1)
Cash, cash equivalents and restricted cash at the beginning of the period	387.3	311.3
Cash, cash equivalents and restricted cash at the end of the period	$282.4	$295.2

Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company utilizes certain financial measures that are not prepared in accordance with GAAP, including Non-GAAP results, EBITDA and Adjusted EBITDA, adjusted earnings per share, free cash flow (use) and net debt.

Note 1. Profit and loss summary ($ in millions):

Three months ended June 30, 2026 compared to three months ended June 30, 2025.

	Three months ended June 30, 2026
	GAAP	Restructuring and other savings initiative expenses	Non-core Turkey operation activity	Non-core Turkey operation impairment	Other	Non-GAAP Adjusted results
Services net sales	$552.4	$—	$(3.2)	$—	$—	$549.2
Product net sales	378.4	—	—	—	—	378.4
Net Sales	930.8	—	(3.2)	—	—	927.6
Services cost of sales	422.2	(5.7)	(3.9)	—	—	412.6
Product cost of sales	269.0	0.6	0.1	—	—	269.7
Cost of Sales	691.2	(5.1)	(3.8)	—	—	682.3

Gross Profit	239.6	5.1	0.6	—	—	245.3
% of Sales	25.7%					26.4%

Selling and administrative expense	162.3	(14.5)	(2.4)	—	(3.0)	142.4
Research, development and engineering expense	20.5	—	—	—	—	20.5
Other operating expense (income)	(0.6)	—	—	0.7	—	0.1
Operating profit	$57.4	$19.6	$3.0	$(0.7)	$3.0	$82.3
% of Sales	6.2%					8.9%

	Three months ended June 30, 2025
	GAAP	Restructuring and other savings initiative expenses	Non-core Turkey operation activity	Non-core Turkey operation impairment	Other	Non-GAAP Adjusted results
Services net sales	$542.6	$—	$—	$—	$—	$542.6
Product net sales	372.6	—	—	—	—	372.6
Net Sales	915.2	—	—	—	—	915.2
Services cost of sales	412.0	(7.8)	—	—	—	404.2
Product cost of sales	269.2	(0.9)	—	—	—	268.3
Cost of Sales	681.2	(8.7)	—	—	—	672.5

Gross Profit	234.0	8.7	—	—	—	242.7
% of Sales	25.6%					26.5%

Selling and administrative expense	154.2	(6.3)	—	—	(0.8)	147.1
Research, development and engineering expense	22.4	(0.2)	—	—	—	22.2
Other operating expense (income)	$1.2	(1.1)	—	—	0.2	0.3
Operating profit	$56.2	$16.3	$—	$—	$0.6	$73.1
% of Sales	6.1%					8.0%

	Three months ended
	June 30, 2026			June 30, 2025
	Services	Products	Total	Services	Products	Total
Gross Profit	$130.2	$109.4	$239.6	$130.6	$103.4	$234.0
Restructuring and other savings initiative expenses	5.7	(0.6)	5.1	7.8	0.9	8.7
Non-core Turkey operation	0.7	(0.1)	0.6	—	—	—
Non-GAAP Adjusted Gross Profit	$136.6	$108.7	$245.3	$138.4	$104.3	$242.7
Non-GAAP Adjusted Gross Margin	24.9%	28.7%	26.4%	25.5%	28.0%	26.5%

	Three months ended June 30, 2026				Three months ended June 30, 2025
	GAAP	Restructuring and other savings initiative expenses	Non-Core Turkey and other	Non-GAAP	GAAP	Restructuring and other savings initiative expenses	Non-Core Turkey and other	Non-GAAP
Banking
Services net sales	$401.5	—	(3.2)	$398.3	$407.4	—	—	$407.4
Product net sales	236.6	—	—	236.6	271.8	—	—	271.8
Total Banking net sales	$638.1	—	(3.2)	$634.9	$679.2	—	—	$679.2
Services cost of sales	$314.8	(7.0)	(3.6)	$304.2	$308.6	(4.6)	—	$304.0
Product cost of sales	149.1	0.4	0.1	149.6	189.2	(0.7)	—	188.5
Total Banking cost of sales	$463.9	(6.6)	(3.5)	$453.8	$497.8	(5.3)	—	$492.5
Services gross profit	$86.7	7.0	0.4	$94.1	$98.8	4.6	—	$103.4
Product gross profit	87.5	(0.4)	(0.1)	87.0	82.6	0.7	—	83.3
Total Banking gross profit	$174.2	6.6	0.3	$181.1	$181.4	5.3	—	$186.7
Services gross margin	21.6%			23.6%	24.3%			25.4%
Product gross margin	37.0%			36.8%	30.4%			30.6%
Total Banking gross margin	27.3%			28.5%	26.7%			27.5%

Retail
Services net sales	$150.9	—	—	$150.9	$135.2	—	—	$135.2
Product net sales	141.8	—	—	141.8	100.8	—	—	100.8
Total Retail net sales	$292.7	—	—	$292.7	$236.0	—	—	$236.0
Services cost of sales	$107.4	1.3	(0.3)	$108.4	$103.4	(3.2)	—	$100.2
Product cost of sales	119.9	0.2	—	120.1	80.0	(0.2)	—	79.8
Total Retail cost of sales	$227.3	1.5	(0.3)	$228.5	$183.4	(3.4)	—	$180.0
Services gross profit	$43.5	(1.3)	0.3	$42.5	$31.8	3.2	—	$35.0
Product gross profit	21.9	(0.2)	—	21.7	20.8	0.2	—	21.0
Total Retail gross profit	$65.4	(1.5)	0.3	$64.2	$52.6	3.4	—	$56.0
Services gross margin	28.8%			28.2%	23.5%			25.9%
Product gross margin	15.4%			15.3%	20.6%			20.8%
Total Retail gross margin	22.3%			21.9%	22.3%			23.7%

Six months ended June 30, 2026 compared to six months ended June 30, 2025.

	Six months ended June 30, 2026
	GAAP	Restructuring and other savings initiative expenses	Non-core Turkey operation activity	Non-core Turkey operation impairment	Other	Non-GAAP Adjusted results
Services net sales	$1,089.2	$—	$(6.7)	$—	$—	$1,082.5
Product net sales	733.3	—	—	—	—	733.3
Net Sales	1,822.5	—	(6.7)	—	—	1,815.8
Services cost of sales	838.3	(17.3)	(7.4)	—	—	813.6
Product cost of sales	531.6	0.1	(0.3)	—	—	531.4
Cost of Sales	1,369.9	(17.2)	(7.7)	—	—	1,345.0

Gross Profit	452.6	17.2	1.0	—	—	470.8
% of Sales	24.8%					25.9%

Selling and administrative expense	319.5	(26.5)	(3.3)	—	(5.0)	284.7
Research, development and engineering expense	42.6	—	—	—	—	42.6
Other operating expense (income)	0.5	—	—	(4.8)	4.7	0.4
Operating profit	$90.0	$43.7	$4.3	$4.8	$0.3	$143.1
% of Sales	4.9%					7.9%

	Six months ended June 30, 2025
	GAAP	Restructuring and other savings initiative expenses	Non-core Turkey operation activity	Non-core Turkey operation impairment	Other	Non-GAAP Adjusted results
Services net sales	$1,051.1	$—	$—	$—	$—	$1,051.1
Product net sales	705.2	—	—	—	—	705.2
Net Sales	1,756.3	—	—	—	—	1,756.3
Services cost of sales	803.3	(18.3)	—	—	—	785.0
Product cost of sales	516.6	(1.2)	—	—	—	515.4
Cost of Sales	1,319.9	(19.5)	—	—	—	1,300.4

Gross Profit	436.4	19.5	—	—	—	455.9
% of Sales	24.8%					26.0%

Selling and administrative expense	306.0	(13.1)	—	—	(0.5)	292.4
Research, development and engineering expense	45.1	(2.6)	—	—	—	42.5
Other operating expense (income)	(0.5)	(1.1)	—	—	1.6	—
Operating profit	$85.8	$36.3	$—	$—	$(1.1)	$121.0
% of Sales	4.9%					6.9%

	Six months ended
	June 30, 2026			June 30, 2025
	Services	Products	Total	Services	Products	Total
Gross Profit	$250.9	$201.7	$452.6	$247.8	$188.6	$436.4
Restructuring and other savings initiative expenses	17.3	(0.1)	17.2	18.3	1.2	19.5
Other	0.7	0.3	1.0	—	—	—
Non-GAAP Adjusted Gross Profit	$268.9	$201.9	$470.8	$266.1	$189.8	$455.9
Non-GAAP Adjusted Gross Margin	24.8%	27.5%	25.9%	25.3%	26.9%	26.0%

	Six months ended June 30, 2026				Six months ended June 30, 2025
	GAAP	Restructuring and other savings initiative expenses	Non-Core Turkey and other	Non-GAAP	GAAP	Restructuring and other savings initiative expenses	Non-Core Turkey and other	Non-GAAP
Banking
Services net sales	$792.7	$—	$(6.7)	$786.0	$789.5	$—	$—	$789.5
Product net sales	469.6	—	—	469.6	519.1	—	—	519.1
Total Banking net sales	$1,262.3	$—	$(6.7)	$1,255.6	$1,308.6	$—	$—	$1,308.6
Services cost of sales	$619.4	$(12.5)	$(7.1)	$599.8	$600.9	$(8.2)	$—	$592.7
Product cost of sales	310.0	(0.1)	(0.3)	309.6	368.6	(1.0)	—	367.6
Total Banking cost of sales	$929.4	$(12.6)	$(7.4)	$909.4	$969.5	$(9.2)	$—	$960.3
Services gross profit	$173.3	$12.5	$0.4	186.2	$188.6	$8.2	$—	$196.8
Product gross profit	159.6	0.1	0.3	160.0	150.5	1.0	—	151.5
Total Banking gross profit	$332.9	$12.6	$0.7	$346.2	$339.1	$9.2	$—	$348.3
Services gross margin	21.9%			23.7%	23.9%			24.9%
Product gross margin	34.0%			34.1%	29.0%			29.2%
Total Banking gross margin	26.4%			27.6%	25.9%			26.6%

Retail
Services net sales	$296.5	$—	$—	$296.5	$261.6	$—	$—	$261.6
Product net sales	263.7	—	—	263.7	186.1	—	—	186.1
Total Retail net sales	$560.2	$—	$—	$560.2	$447.7	$—	$—	$447.7
Services cost of sales	$218.9	$(4.8)	$(0.3)	$213.8	$202.4	$(10.1)	$—	$192.3
Product cost of sales	221.6	0.2	—	221.8	148.0	(0.2)	—	147.8
Total Retail cost of sales	$440.5	$(4.6)	$(0.3)	$435.6	$350.4	$(10.3)	$—	$340.1
Services gross profit	$77.6	$4.8	$0.3	$82.7	$59.2	$10.1	$—	$69.3
Product gross profit	42.1	(0.2)	—	41.9	38.1	0.2	—	38.3
Total Retail gross profit	$119.7	$4.6	$0.3	$124.6	$97.3	$10.3	$—	$107.6
Services gross margin	26.2%			27.9%	22.6%			26.5%
Product gross margin	16.0%			15.9%	20.5%			20.6%
Total Retail gross margin	21.4%			22.2%	21.7%			24.0%

Restructuring and other savings initiative expenses incurred during 2026 and 2025 relate to the cost savings initiative focused on operational simplification and automation of processes, and include severance and payroll of employees transitioning out of the organization and the costs of third-parties assisting with the execution of the program.

Note 2. Reconciliation of net income (loss) to EBITDA and Adjusted EBITDA (Non-GAAP measures) ($ in millions):

	Three months ended		Six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net income	$16.2	$12.7	$21.7	$5.3
Income tax expense	19.2	4.8	25.0	2.6
Interest income	(2.1)	(2.5)	(5.0)	(4.0)
Interest expense	24.1	21.8	47.4	43.3
Depreciation and amortization	32.0	32.3	64.5	67.2
EBITDA	89.4	69.1	153.6	114.4
Share-based compensation	4.2	3.3	7.4	6.3
Restructuring and other savings initiative expenses	19.6	16.3	43.7	36.3
Non-core Turkey operation[4]	2.3	—	9.1	—
Foreign exchange loss (gain), net	2.4	22.2	4.8	40.7
Equity in earnings (loss) of unconsolidated subsidiaries, net	0.9	(0.3)	2.0	1.9
Non-routine (income) expense, net	1.8	0.6	(0.9)	(1.1)
Adjusted EBITDA	$120.6	$111.2	$219.7	$198.5
Adjusted EBITDA as a % of revenue	13.0%	12.2%	12.1%	11.3%
4 - In the first quarter 2026, the Company began to wind down operations of a non-core Turkey operation, which is expected to be completed by the end of 2026. Total net sales for this non-core Turkey operation accounted for 0.3% and 1.1% of total consolidated revenue and contributed a loss to adjusted EBITDA of ~(2.5%) and ~(0.6%) of total consolidated adjusted EBITDA for the three ended June 30, 2026 and 2025, respectively. Excluding net sales and adjusted EBITDA of the non-core Turkey business, revenue increased (decreased) by 2.4% and (3.6)%, and adjusted EBITDA increased (decreased) by 7.6% and (5.6)% for the three months ended June 30, 2026 and 2025, respectively.
Total net sales for this non-core Turkey operation accounted for 0.4% and 0.8% of total consolidated revenue and contributed a loss to adjusted EBITDA of ~(2.0%) and ~(0.7)% of total consolidated adjusted EBITDA for the six months ended June 30, 2026 and 2025, respectively. Excluding net sales and adjusted EBITDA of the non-core Turkey business, revenue increased (decreased) by 4.2% and (5.1)% and adjusted EBITDA increased (decreased) by 9.8% and (9.9%) for the six months ended June 30, 2026 and 2025, respectively.

The Company defines EBITDA as net income (loss) excluding income tax benefit (expense), net interest expense, and depreciation and amortization expense. Adjusted EBITDA is EBITDA excluding the effects of the following items: share-based compensation, foreign exchange loss (gain), net, equity in earnings (loss) of unconsolidated subsidiaries, net, restructuring and other savings initiative expenses, wind down of a non-core Turkey business operation, and other non-routine (income) expenses, net as outlined in Note 1 of the Non-GAAP measures.

Deferred financing fee amortization is included in interest expense; as a result, the company has excluded such fees from the depreciation and amortization caption. Depreciation and amortization includes $1.2 and $0.9 for the three months ended June 30, 2026 and 2025, respectively and $2.3 and $2.2 for the six months ended June 30, 2026 and 2025, respectively, of amortization of cloud-based software implementation which represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included in selling and administrative expenses.

These are Non-GAAP financial measures used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

Note 3. Net debt is calculated as follows ($ in millions):

	June 30, 2026	December 31, 2025	June 30, 2025
Cash, cash equivalents, restricted cash and short-term investments (GAAP measure)	$282.4	$416.4	$310.4
Debt instruments	(971.7)	(970.7)	(966.5)
Net debt (Non-GAAP measure)	$(689.3)	$(554.3)	$(656.1)

We believe that cash, cash equivalents, restricted cash, and short-term investments on the balance sheet that net cash against outstanding debt, presented as net debt above, is a meaningful measure.

Note 4. Reconciliation of GAAP net income (loss) attributable to Diebold Nixdorf, Incorporated to adjusted net income (loss) attributable to Diebold Nixdorf, Incorporated:

	Three months ended
	June 30, 2026		June 30, 2025
($ in millions, except per share data)	$	EPS[5]	$	EPS[5]
Net income	$16.2	$0.46	$12.7	$0.34
Net income attributable to noncontrolling interests	0.7	0.02	0.5	0.01
Net income attributable to Diebold Nixdorf	$15.5	$0.44	$12.2	$0.33
Restructuring and other savings initiative expenses	19.6	0.56	16.3	0.43
Non-core Turkey operation	2.3	0.07	—	—
Other	1.8	0.05	0.6	0.02
Tax impact of Non-GAAP adjustments	(2.7)	(0.08)	(6.6)	(0.18)
Total adjusted net income (Non-GAAP measure)	$37.2	$1.05	$23.0	$0.61
Net income attributable to noncontrolling interests	0.7	0.02	0.5	0.01
Total adjusted net income attributable to Diebold Nixdorf, Incorporated (Non-GAAP measure)	$36.5	$1.03	$22.5	$0.60
Foreign exchange loss (gain), net[6]	2.4	0.07	22.2	0.59
Tax impact of foreign exchange gain (loss)	(0.2)	(0.01)	(9.5)	(0.25)
Total adjusted net income attributable to Diebold Nixdorf, Incorporated excluding foreign exchange loss (gain), net (Non-GAAP measure)	$38.7	$1.10	$35.2	$0.94

	Six months ended
	June 30, 2026		June 30, 2025
($ in millions, except per share data)	$	EPS[5]	$	EPS[5]
Net income (loss)	$21.7	$0.61	$5.3	$0.14
Net income attributable to noncontrolling interests	1.2	0.03	1.4	0.04
Net income (loss) attributable to Diebold Nixdorf	$20.5	$0.58	$3.9	$0.10
Restructuring and other savings initiative expenses	43.7	1.23	36.3	0.96
Non-core Turkey operation	9.1	0.26	—	—
Other	(0.9)	(0.03)	(1.1)	(0.03)
Tax impact of Non-GAAP adjustments	(14.8)	(0.42)	(14.1)	(0.37)
Total adjusted net income (Non-GAAP measure)	$58.8	$1.65	$26.4	$0.70
Net income attributable to noncontrolling interests	1.2	0.03	1.4	0.04
Total adjusted net income attributable to Diebold Nixdorf, Incorporated (Non-GAAP measure)	$57.6	$1.62	$25.0	$0.66
Foreign exchange loss (gain), net[6]	4.8	0.13	40.7	1.08
Tax impact of foreign exchange gain (loss)	(0.2)	(0.01)	(17.5)	(0.46)
Total adjusted net income attributable to Diebold Nixdorf, Incorporated excluding foreign exchange loss (gain), net (Non-GAAP measure)	$62.2	$1.75	$48.2	$1.28
5 - Calculated using company diluted weighted average shares over the period. Subtotal differences may occur due to rounding.
6 - The foreign exchange (loss) gain, net is primarily driven by non-dollar intercompany loans (BRL and EUR) on USD functional entities which have generated non-cash unrealized losses due to a weakening dollar and did not impact core operations.

PR_26-4215